Exhibit 99.1

Ciber, Inc.
6312 S. Fiddler's Green Circle, Suite 600E
Greenwood Village, CO 80111
www.ciber.com

CIBER REPORTS SECOND QUARTER 2016 RESULTS

GREENWOOD VILLAGE, Colo., August 4, 2016 – Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, today reported results for the second quarter of 2016.

"The company is continuing to execute our strategy to bring about the transformation of Ciber," said President and Chief Executive Officer Michael Boustridge. "We are focused on exiting non-strategic businesses, lowering G&A costs, using targeted investment to reignite revenue growth, and generating positive operating cash flow to strengthen our financial position. Some of the important steps we have taken are already beginning to produce results."

Three Months Ended June 30, 2016

Revenue of $165.9 million fell 17% in constant currency and 16% in U.S. dollars compared with last year’s second quarter. The North America segment posted revenue of $95.1 million, down 13% from the year-ago second quarter and down 5% compared to the first quarter of 2016. Revenue in the International segment was $71.0 million for the second quarter of 2016, down 21% in constant currency and 21% in U.S. dollars compared to the year-ago second quarter. Compared to the first quarter of 2016, International revenue was down 10% in constant currency and 7% in U.S. dollars. Overall company gross margin was 20.5%, down from 26.1% in the prior year and 23.3% in the prior quarter.

GAAP operating loss was $53.3 million for the second quarter. Adjusted operating loss was $19.7 million before goodwill impairment, bad debt allowance adjustment, amortization and restructuring charges. These adjustments totaled $33.6 million.

GAAP net loss from continuing operations was $51.7 million in the quarter, or $0.64 per share. GAAP results include a non-cash impairment charge in the second quarter of 2016 of $29.6 million. Adjusted net loss from continuing operations for the second quarter of 2016, before goodwill impairment, gain on sale, bad debt allowance adjustment, amortization and restructuring charges was $22.0 million, or $0.27 per share, compared to adjusted net income of $2.0 million, or $0.02 per share, in the second quarter of 2015. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

Consolidated second quarter GAAP operating loss was affected by $7.1 million due to the following non-recurring adjustments. The North America segment second quarter revenue and GAAP operating loss was affected by a $4.9 million adjustment due to implementation delays and project cost overruns in our Oracle practice. The International segment second quarter GAAP operating loss was impacted by a $2.2 million customer bad debt allowance adjustment resulting from an International segment customer’s insolvency.

Christian Mezger, Chief Financial Officer, commented, "Our focus remains on further reductions to our cost structure and enhancing cash generation to improve future results."

Six Months Ended June 30, 2016

Revenue of $341.0 million fell 14% in constant currency and 15% in U.S. dollars compared with last year’s six months ended June 30, 2015. The North America segment posted revenue of $194.7 million, down 9% from the year-ago six month period. Revenue in the International segment was $147.0 million for the first six months of 2016, down 18% in constant currency and 21% in U.S. dollars compared to the year-ago six month period. Overall company gross margin was 21.9%, down from 25.9% in the prior year first six months.

GAAP operating loss was $148.6 million for the first six months of 2016. Adjusted operating loss was $28.2 million before goodwill impairment, bad debt allowance adjustment, amortization and restructuring charges. These adjustments totaled $120.4 million.

GAAP net loss from continuing operations was $148.7 million for the first six months of 2016, or $1.85 per share. GAAP results include a non-cash impairment charge in the first six months of 2016 of $115.5 million. Adjusted net loss from continuing operations for the first six months of 2016, before goodwill impairment, gain on sale, bad debt allowance adjustment and amortization and restructuring charges was $32.2 million, or $0.40 per share, compared to adjusted net income of $6.1 million, or $0.08 per share in the first six months of 2015. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

Sale of Ciber Nederland B.V.

As Ciber executes its strategy of exiting non-strategic businesses, the Company on June 16, 2016, completed a sale of certain assets and liabilities of Ciber Nederland, B.V., which has been reported as a part of the Company's International segment, for a cash purchase price of $25.0 million. The purchase price includes $5.0 million to be held in escrow, to be released in equal parts at 12 and 18 months from the closing. The purchase price also is subject to a purchase price adjustment, capped at the amount held in escrow, six months after closing with respect to the retention of certain Ciber Nederland customers. Subsequent to quarter end, the purchase price was adjusted by $3.9 million for a working capital adjustment under the purchase agreement, resulting in total sale proceeds of $28.9 million, assuming full release of the escrow. The gain on the sale of assets was $6.9 million for the six months ended June 30, 2016.

Capital Deployment and Liquidity

Ciber's cash balance at the end of the second quarter of 2016 was $11.3 million. The outstanding balance on the credit facility was $40.7 million. At the end of the first quarter of 2016, Ciber's cash balance was $18.4 million and the outstanding balance on the credit facility was $39.5 million.

Cash flow used in operating activities (continuing operations) in the second quarter was $32.1 million and year-to-date through June 30, 2016 was $35.5 million, compared with cash usage of $3.5 million in the year-ago quarter and $37.1 million in the first half of 2015. Days Sales Outstanding were 71 days, an increase of three days versus the prior year quarter and no change versus the first quarter of 2016. Capital expenditures totaled $8.3 million for year-to-date 2016 compared to $3.6 million in the year-earlier period.

Goodwill Impairment Charge

Ciber recorded a non-cash goodwill impairment charge in the 2016 second quarter of $29.6 million, or $0.37 per diluted share, for the write-down of goodwill related to its International segment.  A sustained decrease in the Company’s stock price, lower than expected earnings and the sale of Ciber Nederland B.V. during the second quarter of 2016 resulted in a potential indicator of goodwill impairment. Ciber compared the carrying value of its segments versus fair value as of June 30, 2016. The analysis concluded that the fair value of Ciber’s International segment was below its carrying value.  The non-cash impairment charge impacts neither the Company’s future performance nor compliance with debt covenants under its revolving credit agreement. The Company also recorded a non-cash goodwill impairment charge in the 2016 first quarter of $85.9 million, or $1.07 per diluted share, for the write-down of goodwill related to its International segment. Ciber’s balance sheet after the 2016 second quarter impairment charge includes no goodwill in its International segment.

Continuing Operations

For a recap of historical comparisons, please refer to Ciber's SEC filings on forms 10-Q and 8-K. These filings may be found in the Investor Relations section of the Company's website at http://www.ciber.com.

Investor and Analyst Conference Call

Ciber President and Chief Executive Officer Michael Boustridge and Executive Vice President and Chief Financial Officer Christian Mezger invite you to participate in a conference call or audio-cast today at 8:30 a.m. Eastern Time to discuss the Company's financial results.

The press release and live audio-cast of the conference call will be available on the Events & Presentations section of the corporate website. To participate in the conference call, dial 877-407-8293 (U.S.) or +1-201-689-8349 (outside the U.S.) ten minutes prior to the start of the call.

A replay of the call and webcast will be available one hour after the call ends through September 30, 2016. To access the telephone replay, dial 877-660-6853 (U.S.) or +1-201-612-7415 (outside the U.S.) and enter conference ID: 13640726.

The webcast replay will be available on the Events & Presentations section of the corporate website.

Non-GAAP Financial Information

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present certain non-GAAP measurements because management believes that these metrics provide meaningful supplemental information useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional measure to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company and from period to period. These non-GAAP measurements should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP, and include: "constant currency;" "adjusted operating income," "adjusted operating margin," "adjusted net income/loss from continuing operations," "adjusted net income/loss per share," and "adjusted SG&A expenses." Reconciliations of non-GAAP measures to the nearest comparable U.S. GAAP measures are available in the schedules accompanying this release. These reconciliations may also be found in the Investor Relations section of the Company's website at http://www.ciber.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections. Words, such as "anticipate," "believe," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "positioned," "potential," "project," "should," and "will" and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, related to: any potential need to raise additional capital to de-lever our balance sheet to allow us to continue as a going concern over the longer term; operational limitations of our credit facility and our potential need for and the availability of additional capital to support our business; our ability to maintain compliance with the listing standards of the New York Stock Exchange; our ability to continue to evolve our business model, offerings, products and services, and to execute on the key elements of our strategic plan or the success of our strategic plan; volatile, uncertain or negative economic conditions and the impacts of economic conditions on our clients' operations and technology spending; a data security or privacy breach; fluctuations or lack of growth in the market for IT services; our ability to maintain our utilization rates and control our costs; our ability to keep pace with rapid changes in technology; the termination or cancellation of a contract by a significant client; the highly competitive nature of the U.S. and International IT services industry; quarterly variance in our revenues, operating results and profitability that could impact our stock price; damage to our professional reputation and/or legal liability if our clients are not satisfied with our services; the accuracy of our estimates of the cost of engagements conducted on a fixed-price basis; third party vendors performing our services and the potential for harm to our reputation; our ability to improve our operations, finances and systems; our ability to enter, operate and compete effectively in new geographic markets; the value of our brand and reputation and any damage thereto; an adverse outcome of litigation which could subject us to damage awards; our reliance on a few customers for a large portion of our revenues; our ability to continue to retain and attract qualified sales, delivery and technical employees; our relationships with software vendors and the potential loss of any significant software vendor; our ability to protect our intellectual property rights from unauthorized use or infringement; the potential for infringement by our services or solutions on the intellectual property rights of others or the potential loss of our ability to utilize rights we claim in intellectual property; our ability to collect our receivables; our international operations; the resources committed to new offerings and the potential impact on our profitability if our business does not grow proportionately; disruptions that may impact our results of operations and from which we may not recover; our compliance with applicable laws and regulations; losses we may incur that may not be fully covered by our insurance policies; our ability to identify, acquire, or integrate businesses or enter into joint ventures; further impairment in the carrying value of our goodwill; contracts with various public sector agencies; our anti-takeover defenses that could make it difficult for another company to acquire control of Ciber or limit the price investors might be willing to pay for our stock; the potentially conflicting interests of our institutional shareholders; and issues that could arise during the implementation of our Enterprise Resource Planning system.

For a more detailed discussion of these factors, see the information under the "Risk Factors" heading in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016, when filed with the Securities and Exchange Commission ("SEC") and other documents filed with or furnished to the SEC. Other than as required by law, we undertake no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

About Ciber, Inc.

Ciber is a global IT consulting company with approximately 5,500 employees in North America, Europe and Asia/Pacific. Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com and follow us on Twitter, LinkedIn, Facebook, Google Plus and our blog.

###

Contact:

Scott Kozak
Global Communications, Investor and Industry Relations
303-967-1379
skozak@ciber.com

Ciber, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES
Consulting services	$156,220	$187,246	$322,458	$378,300
Other revenue	9,692	10,698	18,505	21,649
Total revenues	165,912	197,944	340,963	399,949

OPERATING EXPENSES
Cost of consulting services	126,437	140,621	255,880	284,416
Cost of other revenue	5,453	5,618	10,317	12,113
Selling, general and administrative	55,908	48,030	105,131	93,748
Goodwill Impairment	29,560	—	115,483	—
Amortization of intangible assets	1,433	107	2,026	107
Restructuring charges	394	675	739	736
Total operating expenses	219,185	195,051	489,576	391,120

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	(53,273)	2,893	(148,613)	8,829

Gain on sale of assets	6,930	—	6,930	—
Interest expense	(703)	(427)	(1,247)	(741)
Other expense, net	(637)	(225)	(769)	(378)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(47,683)	2,241	(143,699)	7,710
Income tax expense	4,039	1,090	4,987	2,341

INCOME (LOSS) FROM CONTINUING OPERATIONS	(51,722)	1,151	(148,686)	5,369
Gain (loss) from discontinued operations, net of income tax	384	(16)	348	(58)

CONSOLIDATED NET INCOME (LOSS)	(51,338)	1,135	(148,338)	5,311
Net income (loss) attributable to noncontrolling interests	15	(10)	35	(8)

NET EARNINGS (LOSS) ATTRIBUTABLE TO CIBER, INC.	$(51,353)	$1,145	$(148,373)	$5,319

Basic and diluted earnings (loss) per share attributable to Ciber, Inc.:
Continuing operations	$(0.64)	$0.01	$(1.85)	$0.07
Discontinued operations	—	—	0.01	—
Basic and diluted earnings (loss) per share attributable to Ciber, Inc.	$(0.64)	$0.01	$(1.84)	$0.07

Weighted average shares outstanding:
Basic	80,666	78,880	80,576	78,804
Diluted	80,666	79,801	80,576	79,670

Ciber, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$11,288	$20,404
Restricted cash	2,500	—
Accounts receivable, net of allowances of $4,501 and $2,130, respectively	141,743	169,501
Prepaid expenses and other current assets	36,948	26,340
Total current assets	192,479	216,245

Property and equipment, net of accumulated depreciation of $32,896 and $37,849, respectively	20,452	22,447
Goodwill	133,681	256,736
Intangibles, net	3,553	1,544
Other assets	7,255	5,299

TOTAL ASSETS	$357,420	$502,271

LIABILITIES AND EQUITY
Liabilities:
Current liabilities:
Current portion of long-term debt	$40,285	$—
Accounts payable	24,306	34,980
Accrued compensation and related liabilities	33,573	31,152
Deferred revenue	10,226	14,238
Income taxes payable	123	575
Other accrued expenses and liabilities	23,422	29,384
Total current liabilities	131,935	110,329

Long-term debt	—	32,680
Deferred income taxes	32,085	30,571
Other long-term liabilities	14,404	8,794
Total liabilities	178,424	182,374

Commitments and contingencies (see Note 10)

Equity:
Ciber, Inc. shareholders' equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 80,924 and 80,057 shares issued, respectively	809	801
Treasury stock, at cost, 29 and 32 shares, respectively	(45)	(113)
Additional paid-in capital	373,321	369,228
Accumulated deficit	(166,971)	(17,903)
Accumulated other comprehensive loss	(28,739)	(32,702)
Total Ciber, Inc. shareholders' equity	178,375	319,311
Noncontrolling interests	621	586
Total equity	178,996	319,897

TOTAL LIABILITIES AND EQUITY	$357,420	$502,271

Exhibit 99.1

Ciber, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income (loss)	$(148,338)	$5,311
Adjustments to reconcile consolidated net income (loss) to net cash used in operating activities:
(Gain) loss from discontinued operations	(348)	58
Goodwill impairment	115,483	—
Gain on sale of assets	(6,930)	—
Depreciation	3,170	2,715
Amortization of intangible assets	2,026	107
Deferred income tax expense	1,520	2,172
Provision for doubtful receivables	2,667	373
Share-based compensation expense	3,766	3,927
Amortization of debt costs	379	285
Other, net	163	1,154
Changes in operating assets and liabilities:
Accounts receivable	12,145	(18,462)
Other current and long-term assets	(9,597)	(8,309)
Accounts payable	(8,233)	(4,337)
Accrued compensation and related liabilities	3,001	(20,828)
Other current and long-term liabilities	(6,059)	(3,061)
Income taxes payable/refundable	(321)	1,802
Cash used in operating activities — continuing operations	(35,506)	(37,093)
Cash used in operating activities — discontinued operations	(175)	(222)
Cash used in operating activities	(35,681)	(37,315)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of assets	20,000	—
Proceeds from sale of assets-restricted cash	5,000	—
Purchases of property and equipment, net	(8,301)	(3,621)
Cash provided by (used in) investing activities — continuing operations	16,699	(3,621)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on debt	146,438	196,009
Payments on debt	(139,005)	(176,734)
Employee stock purchases and options exercised	334	999
Purchase of shares for employee tax withholdings	(626)	(799)
Purchase of noncontrolling interest	—	(4,991)
Purchase of treasury stock	—	(1,665)
Cash provided by financing activities — continuing operations	7,141	12,819
Effect of foreign exchange rate changes on cash and cash equivalents	2,725	(117)
Net decrease in cash and cash equivalents	(9,116)	(28,234)
Cash and cash equivalents, beginning of period	20,404	45,858
Cash and cash equivalents, end of period	$11,288	$17,624

Ciber, Inc.
SUMMARY SEGMENT DATA
(Dollars in thousands)
(Unaudited)

Summary Segment Analysis

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Revenues:
International	$71,033	$89,295	(21)%	$146,997	$185,982	(21)%
North America	95,095	108,825	(13)%	194,680	214,392	(9)%
Other	789	833	(5)%	1,553	1,621	(4)%
Total segment revenues	166,917	198,953	(16)%	343,230	401,995	(15)%
Inter-segment	(1,005)	(1,009)	—%	(2,267)	(2,046)	11%
Total revenues	$165,912	$197,944	(16)%	$340,963	$399,949	(15)%

Operating income (loss) from continuing operations:
International	$(9,073)	$5,225	n/m	$(10,109)	$11,638	n/m
North America	895	10,387	(92)%	7,439	20,383	(64)%
Other	49	49	(1)%	174	125	39%
Total segment operating income	(8,129)	15,661	n/m	(2,496)	32,146	n/m
Corporate expenses	(13,757)	(11,986)	14%	(27,869)	(22,474)	24%
Operating income from continuing operations before amortization and restructuring charges	(21,886)	3,675	n/m	(30,365)	9,672	n/m
Goodwill impairment	(29,560)	—	(100)%	(115,483)	—	(100)%
Amortization of intangible assets	(1,433)	(107)	n/m	(2,026)	(107)	n/m
Restructuring charges	(394)	(675)	(43)%	(739)	(736)	—%
Total operating income (loss) from continuing operations	$(53,273)	$2,893	n/m	$(148,613)	$8,829	n/m
_____________
n/m = not meaningful

Segments as Percent of Total Segment Revenue and Total Segment Operating Income
(excluding Inter-segment, corporate expenses, amortization and restructuring)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
International	43%	45%	43%	47%
North America	57%	55%	57%	53%
Other	—%	—%	—%	—%
Total segment revenues	100%	100%	100%	100%

Operating income (loss):
International	112%	34%	405%	37%
North America	(11)%	66%	(298)%	63%
Other	(1)%	—%	(7)%	—%
Total segment operating income (loss)	100%	100%	100%	100%

Segment Operating Margins
(excluding corporate expenses, amortization and restructuring charges)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating margin:
International	(13)%	6%	(7)%	6%
North America	1%	10%	4%	10%
Other	6%	6%	11%	8%
Total segment operating margin	(5)%	8%	(1)%	8%

Ciber, Inc.
NON-GAAP FINANCIAL INFORMATION
(Dollars in millions, except per share amounts)
(Unaudited)

Ciber reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures used in managing our business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth in this press release, our quarterly earnings call, and our quarterly report on form 10-Q constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

Components of Revenue

	Three Months Ended June 30, 2016 Comparison to Three Months Ended June 30, 2015
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(16.6)%	0.3%	(16.3)%

International	(21.3)%	0.7%	(20.6)%

	Three Months Ended June 30, 2016 Sequential Comparison to Three Months Ended March 31, 2016
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(6.8)%	1.5%	(5.3)%

International	(10.2)%	3.5%	(6.7)%

	Six Months Ended June 30, 2016 Comparison to Six Months Ended June 30, 2015
	Constant Currency Revenue Increase (Decrease)	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(13.6)%	(1.2)%	(14.8)%

International	(18.4)%	(2.7)%	(21.1)%

Adjusted Results of Operations

Three Months Ended June 30, 2016

	Consolidated*
	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015		Three Months Ended March 31, 2016
	In millions	Margin	In millions	Margin	In millions	Margin
GAAP reported operating income (loss) from continuing operations	$(53.3)	(32.1)%	$2.9	1.5%	$(95.3)	(54.5)%
Goodwill impairment	29.6	17.8	—	—	85.9	49.1
Bad debt allowance adjustment	2.2	1.3	—	—	—	—
Restructuring charges	0.4	0.2	0.7	0.3	0.3	0.2
Amortization of intangible assets	1.4	0.9	0.1	0.1	0.6	0.3
Operating income (loss) from continuing operations before goodwill impairment, bad debt allowance adjustment, restructuring charges and amortization	$(19.7)	(11.8)%	$3.7	1.9%	$(8.5)	4.8%
     *Columns may not total due to rounding

	Consolidated*
	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015		Three Months Ended March 31, 2016
	In millions	Per Share	In millions	Per Share	In millions	Per Share
GAAP net income (loss) from continuing operations	$(51.7)	$(0.64)	$1.2	$0.01	$(97.0)	$(1.21)
Goodwill impairment	29.6	0.37	—	—	85.9	1.07
Restructuring charges	0.4	—	0.7	0.01	0.3	—
Bad debt allowance adjustment	2.2	0.03	—	—	—	—
Gain on sale	(6.9)	(0.09)	—	—	—	—
Tax impact of sale	3.0	0.04	—	—	—	—
Tax impact of restructuring charges	—	—	—	—	—	—
Amortization of intangibles	1.4	0.02	0.1	—	0.6	0.01
Net income (loss) from continuing operations before goodwill impairment, bad debt allowance adjustment, gain on sale, restructuring charges and amortization	$(22.0)	$(0.27)	$2.0	$0.02	$(10.1)	$(0.13)
*Columns may not total due to rounding

Six Months Ended June 30, 2016

	Consolidated*
	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
	In millions	Margin	In millions	Margin
GAAP reported operating income (loss) from continuing operations	$(148.6)	(43.6)%	$8.8	2.2%
Goodwill impairment	115.5	33.9	—	—
Bad debt allowance adjustment	2.2	0.6	—	—
Restructuring charges	0.7	0.2	0.8	0.2
Amortization of intangible assets	2.0	0.6	0.1	—
Operating income (loss) from continuing operations before goodwill impairment, bad debt allowance adjustment, restructuring charges and amortization	$(28.2)	(7.5)%	$9.7	2.4%
*Columns may not total due to rounding

	Consolidated*
	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
	In millions	Per Share	In millions	Per Share
GAAP net income (loss) from continuing operations	$(148.7)	$(1.85)	$5.4	$0.07
Goodwill impairment	115.5	1.43	—	—
Restructuring charges	0.7	0.01	0.8	0.01
Bad debt allowance adjustment	2.2	0.03	—	—
Gain on sale	(6.9)	(0.09)	—	—
Tax impact of sale	3.0	0.04	—	—
Tax impact of restructuring charges	—	—	(0.2)	—
Amortization of intangibles	2.0	0.03	0.1	—
Net income (loss) from continuing operations before goodwill impairment, gain on sale, bad debt allowance adjustment, restructuring charges and amortization	$(32.2)	$(0.40)	$6.1	$0.08
*Columns may not total due to rounding